UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

SCHEDULE 14A

___________________

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Lakeshore Acquisition III Corp.
(Name of Registrant as Specified in its Charter)

____________________________________________________

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Lakeshore Acquisition III Corp.

667 Madison Avenue,

New York, NY

July 9, 2026

Dear Shareholders:

As you know, Lakeshore Acquisition III Corp. (the “Company,” “LCCC,” or “we”) is holding an  Extraordinary General Meeting of Shareholders at 10:00 a.m. Eastern Time on July 27, 2026 (the “Extraordinary General Meeting”) at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, and virtually via https://loeb.zoom.us/j/97886391179. On or about July 9, we mailed you a proxy statement and a proxy card, asking you to consider and vote upon the following proposals at the Extraordinary General Meeting (the “Definitive Proxy Statement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Definitive Proxy Statement):

(i)

 As a special resolution, a proposal to amend and restate (the “Charter Amendment”) the Company’s current amended and restated memorandum and articles of association (the “Charter”) to extend the date by which it has to consummate a business combination from August 1, 2026 (the “Current Termination Date”) to August 1, 2027, for an additional twelve months on a month-to-month basis (each an “Extension” and each such date, as so extended, the “Extended Termination Date”), by deleting the Charter in its entirety and substituting it by the adoption of the second amended and restated memorandum and articles of association in the form set forth in Annex A to the accompanying Proxy Statement (the “Amended Charter”) (we refer to this proposal as the “Charter Amendment Proposal”);

(ii)

 As an ordinary resolution, a proposal to approve an amendment to the Investment Trust Agreement dated April 29, 2025 by and between the Company and Wilmington Trust, N.A. (the “Trustee”) in the form set forth in Annex B to the accompanying Proxy Statement (the “Trust Amendment”), to allow the Company to extend the Current Termination Date up to twelve (12) times for an additional one (1) month each time by depositing into the trust account (the “Trust Account”) an amount equal to $0.033 multiplied by the number of ordinary shares sold to the public (the “Public Shares”) in the Company’s initial public offering (the “IPO”) which remain outstanding after giving effect to the shares that are redeemed in connection with the vote on the Charter Amendment Proposal for each one-month extended, up to $67,500 per one-month extension (each, a “Monthly Extension Fee”) (we refer to this proposal as the “Trust Amendment Proposal”); and

(iii)

As an ordinary resolution, a proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are insufficient votes to approve the Charter Amendment Proposal and the Trust Amendment Proposal (we refer to this proposal as the “Adjournment Proposal”).

LCCC is providing this supplement (“Proxy Supplement”) to:

•	Replace the Trust Amendment Proposal with the following proposal:
o

As an ordinary resolution, a proposal to approve an amendment to the Investment Trust Agreement dated April 29, 2025 by and between the Company and Wilmington Trust, N.A. (the “Trustee”) in the form set forth in Annex B to the accompanying Proxy Statement (the “Trust Amendment”), to allow the Company to extend the Current Termination Date up to twelve (12) times for an additional one (1) month each time by depositing into the trust account (the “Trust Account”) $67,500 per one-month extension (each, a “Monthly Extension Fee”) (we refer to this proposal as the “Trust Amendment Proposal”);

•	attach the new Trust Amendment to this Proxy Supplement (“New Trust Amendment”);
•	attach a new form of proxy card to be used in connection with the Meeting (“New Proxy Card”).

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The purpose of the Charter Amendment Proposal, the Trust Amendment Proposal, and, if necessary, the Adjournment Proposal is to allow the Company additional time to complete a business combination (the “Combination Period”). Pursuant to the Company’s current Charter, the Company has 15 months from the closing of the IPO to complete a business combination.

This Proxy Supplement contains additional and updated information that supplements and updates the Definitive Proxy Statement. LCCC urges you to read this supplement, together with the Definitive Proxy Statement previously sent to you regarding the foregoing proposals, carefully and in their entireties.

As previously announced, on May 22, 2026, the Company entered into a merger agreement (the “Merger Agreement,” and the transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination”) with (i) CPRO Electronics Holding Limited, a British Virgin Islands business company (“CPRO”); (ii) CPRO Electronics Co., Ltd., a South Korean company, which will become a wholly-owned subsidiary of CPRO prior to closing of the transactions contemplated in the Merger Agreement (“CPRO Korea”); (iii) CPRO Holding Limited, a Cayman Islands exempted company and wholly-owned subsidiary of the Company (the “Purchaser”); and (iv) LCCC Merger Sub Inc., a British Virgin Islands business company and wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the terms of the Merger Agreement, upon the closing of the transactions contemplated in the Merger Agreement, among other things, (i) the Company will be merged with and into the Purchaser, the separate corporate existence of the Company will cease and the Purchaser will continue as the surviving corporation (the “Reincorporation Merger”) and the Merger Sub will become a wholly owned subsidiary of the Purchaser as a consequence of the Reincorporation Merger; and (ii) at least one business day following the Reincorporation Merger, the Merger Sub will merge with and into CPRO, the separate corporate existence of the Merger Sub will cease and CPRO will continue as the surviving company under the laws of the British Virgin Islands and become a wholly owned subsidiary of the Purchaser. Our Board of Directors has unanimously (i) approved and declared advisable the Merger Agreement and the Business Combination and (ii) resolved to recommend approval of the Merger Agreement and related matters by our shareholders. The Company will hold a separate meeting of shareholders to consider and approve the proposed Business Combination and a proxy statement/prospectus will be sent to all its shareholders.

If the Charter Amendment Proposal and Trust Amendment Proposal are approved, the Company will have the right to extend the Combination Period from August 1, 2026 (i.e., 15 months from the consummation of the IPO) to August 1, 2027 (i.e., 27 months from the consummation of the IPO) on a month-to-month basis by depositing the Monthly Extension Fee to the Trust Account. The first Monthly Extension Fee after the approval of the Charter Amendment Proposal must be made by August 1, 2026, while the subsequent Extension Fee must be deposited into the Trust Account by the first of each succeeding month until August 1, 2027.

Each of the Charter Amendment Proposal and Trust Amendment Proposal is cross-conditioned on the approval of the other. The Adjournment Proposal is not conditioned upon the approval of any other Proposal. Each of the Proposals is more fully described in the accompanying proxy statement. Please take the time to read carefully each of the Proposals in the accompanying proxy statement before you vote.

The Company and other parties to the Merger Agreement are working towards satisfaction of the conditions to completion of the Business Combination, including the necessary filings with the U.S. Securities and Exchange Commission related to the transaction, but have determined that there may not be sufficient time before August 1, 2026, the Current Termination Date, to consummate the Business Combination.

Our Board of Directors has determined that it is in the best interests of our shareholders to allow the Company to extend the period of time to consummate a business combination for an additional twelve (12) months from August 1, 2026 to August 1, 2027, on a month-to-month basis by depositing the Monthly Extension Fee to the Trust Account, and provide that the date for cessation of operations of the Company if the Company has not completed a business combination would similarly be extended to the Extended Termination Date. If the Charter Amendment Proposal and Trust Amendment Proposal are not approved and we have not consummated a business combination by the Current Termination Date, we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than five (5) business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our board of directors, dissolve and liquidate. In the event we wind up, there will be no redemption rights or liquidating distributions with respect to our public rights or private placement rights (collectively, the “Rights”) and the Rights will expire worthless.

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The Company wants to allow shareholders to redeem early, give itself more time to complete a business combination, and expects that there will be significant redemptions at the Extraordinary General Meeting.

You are not being asked to vote on any business combination at this time. If the Charter Amendment is implemented and you do not elect to redeem your Public Shares now, you will retain the right to vote on the Business Combination when it is submitted to a vote by the shareholders and the right to redeem your Public Shares into a pro rata portion of the Trust Account in the event a business combination is approved and completed (as long as your election is made at least two (2) business days prior to the meeting at which the shareholders’ vote is sought in connection with the Business Combination) or the Company has not consummated the Business Combination by the applicable termination date.

In connection with the Charter Amendment, public shareholders may elect (the “Election”) to redeem their Public Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), regardless of whether such public shareholders vote “FOR” or “AGAINST” the Charter Amendment Proposal, and an Election can also be made by public shareholders who do not vote, or do not instruct their broker or bank how to vote, at the Extraordinary General Meeting. Public shareholders may make an Election regardless of whether such public shareholders were holders as of the record date for the Extraordinary General Meeting. If the Charter Amendment Proposal is approved by the requisite vote of shareholders, the remaining holders of Public Shares will retain their right to redeem their Public Shares when the Business Combination is submitted to a vote by the shareholders, subject to any limitations set forth in the Charter Amendment. Each redemption of shares by our public shareholders will decrease the amount in our Trust Account, which held approximately $72.1 million as of July 6, 2026. In addition, public shareholders who do not make the Election would be entitled to have their shares redeemed for cash if the Company has not completed a business combination by the Extended Termination Date. As of the date of this Proxy Statement, the Sponsor owns (i) an aggregate of 1,725,000 of the Company’s ordinary shares (“Founder Shares”) that were issued prior to our IPO and (ii) 280,000 units purchased in a private placement which occurred simultaneously with the completion of the IPO (“Private Placement Units”). If a business combination is not completed by the Extended Termination Date, the Founder Shares and the Private Placement Units held by the Sponsor will become worthless.

To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two (2) business days prior to the Extraordinary General Meeting (or July 23, 2026). You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker, or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

As of July 6, 2026, there was approximately $72.1 million in the Trust Account. If the Charter Amendment Proposal is approved and the Company extends the Combination Period fully to August 1, 2027, the redemption price per share at the meeting for the Business Combination or the Company’s subsequent liquidation, as applicable, will be approximately $10.56 per share.

Our Board has fixed the close of business on July 1, 2026, as the date for determining the Company’s shareholders entitled to receive notice of and vote at the Extraordinary General Meeting and any adjournment thereof. Only holders of record of the Company’s ordinary shares on that date are entitled to have their votes counted at the Extraordinary General Meeting or any adjournment thereof.

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After careful consideration of all relevant factors, the Board of Directors has determined that each of the proposals is advisable and recommends that you vote or give instruction to vote “FOR” such proposals.

Your vote is important. Please vote your shares promptly. Whether or not you plan to participate in the Extraordinary General Meeting, please submit your proxy card without delay. Shareholders may revoke proxies at any time before they are voted at the Extraordinary General Meeting. Voting by proxy will not prevent a shareholder from voting during the Extraordinary General Meeting if such shareholder subsequently chooses to participate in the Meeting via webcast or teleconference. If you want to vote at the Extraordinary General Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Advantage Proxy via email to KSmith@advantageproxy.com. Votes will not be accepted over the phone during the Extraordinary General Meeting.

Sincerely,

/s/ Deyin (Bill) Chen
Deyin (Bill) Chen Chairman, Chief Executive Officer and Chief Financial Officer
July 9, 2026

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PROXY SUPPLEMENT DATED JULY 9, 2023

TO

Lakeshore Acquisition III Corp.

 667 Madison Avenue,

New York, NY

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE

HELD ON JULY 27, 2026

The following information supplements, and should be read in conjunction with, the definitive proxy statement of Lakeshore Acquisition III Corp. (the “Company,” “LCCC” or “we”) dated July 7, 2026 (the “Definitive Proxy Statement”) relating to the Charter Amendment Proposal, the Trust Amendment Proposal, and the Adjournment Proposal. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Definitive Proxy Statement.

1.

The Proposal 2 as disclosed on page 1 of the Letter to Shareholders, page 1 of the Notice of Extraordinary General Meeting, page 8 and page 17 of the Definitive Proxy Statement is hereby amended and restated to read as follows:

(ii)

 As an ordinary resolution, a proposal to approve an amendment to the Investment Trust Agreement dated April 29, 2025 by and between the Company and Wilmington Trust, N.A. (the “Trustee”) in the form set forth in Annex B to the accompanying Proxy Statement (the “Trust Amendment”), to allow the Company to extend the Current Termination Date up to twelve (12) times for an additional one (1) month each time by depositing into the trust account (the “Trust Account”) $67,500 per one-month extension (each, a “Monthly Extension Fee”) (we refer to this proposal as the “Trust Amendment Proposal”); and

2.	Certain disclosures on page 11 of the Definitive Proxy Statement is hereby amended and restated to read as follows:

Q.	If the Charter Amendment Proposal and the Trust Amendment Proposal are approved, what happens next?

A.

If the Charter Amendment Proposal and the Trust Amendment Proposal are approved, the Company may, but are not obligated to, extend the Current termination Date up to twelve (12) times for an additional one (1) month each time, provided that the Sponsor or its designee must deposit into the Trust Account the Monthly Extension Fee of $67,500 for each Extension. the Company will continue to attempt to consummate a business combination until the Extended Termination Date. The Company will file the second amended and restated memorandum and articles of association with the Cayman Islands Registrar of Companies in substantially the form that appears in Annex A hereto and will continue its efforts to obtain the required shareholders’ approval for a business combination at an extraordinary general meeting at a later date, and consummate a business combination on or before the Extended Termination Date.

If the Charter Amendment Proposal and the Trust Amendment Proposal are approved and the Extensions are implemented, the removal from the Trust Account of the amount equal to the pro rata portion of funds available in the Trust Account with respect to such redeemed Public Shares will reduce the amount remaining in the Trust Account and increase the percentage interest of the Company held by the Company’s officers, directors, the Sponsor and its affiliates.

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3.	The first paragraph under “Proposal 2: Trust Amendment Proposal” on page 31 of the Definitive Proxy Statement is hereby amended and restated to read as follows:

PROPOSAL 2: TRUST AMENDMENT PROPOSAL

Overview

The proposed Trust Amendment would amend our existing Investment Management Trust Agreement (the “Trust Agreement”), dated as of April 29, 2025, by and between the Company and Wilmington Trust, N.A. (the “Trustee”), to allow the Company to extend the Current Termination Date up to twelve (12) times for an additional one (1) month each time by depositing into the trust account (the “Trust Account”) $67,500 per one-month extension (each, a “Monthly Extension Fee”). A copy of the proposed Trust Amendment is attached to this proxy statement as Annex B. All shareholders are encouraged to read the proposed amendment in its entirety for a more complete description of its terms.

4.

The Definitive Proxy Statement is being amended and supplemented by replacing its “Annex B — Proposed Amendment No.1 to the Investment Management Trust Agreement” with the attached New Trust Amendment.

5.	The Definitive Proxy Statement is being amended and supplemented by replacing its attached proxy card with the attached New Proxy Card.

Whether or not you plan to participate at the Extraordinary General Meeting, please take the time now to read this Proxy Supplement together with the Definitive Proxy Statement and vote by submitting by mail a paper copy of your proxy or vote instructions, so that your shares are represented at the meeting. You may also revoke your proxy or vote instructions and change your vote at any time prior to the Meeting. Regardless of the number of LCCC shares you own, your attendance or by proxy is important for quorum purposes and your vote is important for proper corporate action.

You may revoke a proxy at any time before it is voted at the Extraordinary General Meeting by executing and returning a proxy card dated later than the previous one, by participating in the Extraordinary General Meeting via webcast and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation to Advantage Proxy, P.O. Box 10904, Yakima, WA 98909, Attention: Karen Smith, Telephone: 877-870-8565, that is received by the proxy solicitor before we take the vote at the Extraordinary General Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

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ANNEX B

PROPOSED AMENDMENT NO. 1

TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of [●], 2026, to the Investment Management Trust Agreement is made by and between Lakeshore Acquisition III Corp. (the “Company”) and Wilmington Trust, N.A., as trustee (the “Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement, dated April 29, 2025 (the “Original Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account (as defined Original Trust Agreement) under the circumstances described therein; and

WHEREAS, at an extraordinary general meeting of the Company held on [●], 2026 (the “Extraordinary General Meeting”), the Company’s shareholders approved (i) a proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must consummate a business combination up to twelve (12) times from August 1, 2026 (the “Termination Date”) to August 1, 2027, each by an additional one (1) month (each an “Extension”) for a total of twelve (12) months after the Termination Date (i.e., for a total of up to thirty (27) months after the consummation of its initial public offering (the “IPO”)), assuming a business combination has not occurred; and (ii) a proposal to amend the Original Trust Agreement to permit the Company to extend the Termination Date up to twelve (12) times for an additional one (1) month each time from August 1, 2026 to August 1, 2027 by depositing into the Trust Account $67,500 per one-month extension.

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

(i) Commence liquidation of the Trust Account only after and within two business days following (x) receipt of, and only in accordance with the terms of, a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by an Authorized Representative (as such term is defined below), and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay any taxes (net of any taxes payable and less up to $50,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and other documents referred to therein, or (y) upon the date which is the later of (1) 15 months after the closing of the Offering, (2) such a later date that the Company may extend from 15 months after the closing of the Offering up to twelve (12) times, each by an additional one (1) month, for a total of up to twelve (12) months from August 1, 2026 to August 1, 2027 (for a total of up to twenty-seven (27) months after the consummation of the IPO) by depositing into the Trust Account an amount equal to $67,500 for each additional one (1) month, and (3) such a later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of associations (the “Memorandum and Articles”); provided, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay any taxes (net of any taxes payable and less up to $50,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Shareholders of record as of such date; provided, further, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section 1(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Shareholders;

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2. All other provisions of the Original Trust Agreement shall remain unaffected by the terms hereof.

3. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Amendment.

4. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Original Trust Agreement as required by Section 6(c) of the Original Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Original Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

5. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

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* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

VOTE ON INTERNET
Go to https://ts.vstocktransfer.com/pxlogin
Click on Proxy Voter Login and log-on using the below control number. Voting will be open until July 26, 2026 at 11:59 p.m (Eastern Time).

CONTROL #

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE AT THE MEETING
You may vote in person or virtually by attending the Extraordinary General Meeting to be held at 10 a.m. Eastern Time on July 27, 2026, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, and virtually via

https://loeb.zoom.us/j/97886391179

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Extraordinary General Meeting Proxy Card - Lakeshore Acquisition III Corp.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

PROPOSAL 1 — Charter Amendment Proposal

☐ FOR ☐ AGAINST ☐ ABSTAIN

PROPOSAL 2 — Trust Amendment Proposal

☐ FOR ☐ AGAINST ☐ ABSTAIN

PROPOSAL 3 — Adjournment Proposal

☐ FOR ☐ AGAINST ☐ ABSTAIN

Date ____________ **Signature** ____________ **Signature, if held jointly** ____________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address. ☐

* SPECIMEN * AC:ACCT9999

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LAKESHORE ACQUISITION III CORP.
EXTRAORDINARY GENERAL MEETING
10:00 AM EASTERN TIME
TO BE HELD ON JULY 27, 2026

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

LAKESHORE ACQUISITION III CORP.
EXTRAORDINARY GENERAL MEETING
TO BE HELD ON JULY 27, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Deyin (Bill) Chen with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of Lakeshore Acquisition III Corp. held of record by the undersigned at the close of business on July 1, 2026, at the Extraordinary General Meeting of Stockholders of Lakeshore Acquisition III Corp. to be held virtually at https://loeb.zoom.us/j/97886391179 on July 27, 2026 at 10:00 a.m. Eastern Time, or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Electronic Delivery of Future Proxy Materials. If you would like to reduce the costs incurred by Lakeshore Acquisition III Corp. in mailing materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please provide your email address below and check here to indicate you consent to receive or access proxy materials electronically in future years.

Email Address: ______________ ☐

PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE

(Continued and To be Signed on Reverse Side)

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